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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-68650 on Form S-4 and Nos. 33-24043, 333-29843, 333-29851, 333-29855, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897, 333-109112, 333-139351, and 333-139352 all on Form S-8 of our reports dated February 22, 2013, relating to the consolidated financial statements of SPX Corporation and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 22, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm